Exhibit 10.5

SUBSCRIPTION AGREEMENT

TO:  The Directors of Inception Growth Acquisition Limited (the “Company”).

The undersigned hereby subscribes for 2,587,500 shares of common stock (the “Shares”) of the Company. In consideration for the issue of the Shares, the undersigned hereby agrees and undertakes to pay $25,000 to the Company.

We agree to take the Shares subject to the Certificate of Incorporation and By-laws of the Company and we authorize you to enter the following name and address in the stockholders ledger of the Company:

Name: Soul Venture Partners LLC

Address: 875 Washington Street, New York, NY 10014

Signed:
Name:
Title:

Dated: [    ], 2021

Accepted:

INCEPTION GROWTH ACQUISITION LIMITED

Signed:
Name:	Paige E. Craig
Title:	Chief Executive Officer

Dated: [    ], 2021